THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY OTHER APPLICABLE SECURITIES LAWS. AS A RESULT, NO SALE OR TRANSFER OF THIS NOTE MAY BE MADE EXCEPT IN COMPLIANCE WITH OR PURSUANT TO AN EXEMPTION FROM SUCH LAWS.

PROMISSORY NOTE

U.S. $11,600,000 [Wilmington, Delaware]

FOR VALUE RECEIVED, GENEREX BIOTECHNOLOGY CORPORATION, a Delaware corporation with a business address located at 10102 USA Today Way, Miramar, Florida, 33025 ("Debtor") promises to pay to the order of OLAREGEN THERAPEUTIX INC., a Delaware corporation with a business address located at 1001 Avenues of Americas, New York, New York 10018 (“Lender" or “Corporation”) the sum of ELEVEN MILLION SIX HUNDRED THOUSAND DOLLARS (US $11,600,000) in lawful currency of the United States of America together with simple interest as specified herein until such obligation is satisfied in full (the “Note”).

1.       Rate of Interest. Debtor shall pay interest to Lender on the unpaid principal balance of the Note hereunder at the rate of seven percent (7.00%) simple interest per annum with interest payable in one lump sum at the end of the payment term.

2.       Payment Schedule. This Note shall be repaid as follows: (i) Eight Hundred Thousand Dollars ($800,000) payable upon the execution of a certain Stock Purchase Agreement, dated this same date hereof (the “Purchase Agreement”) ; (ii) Eight Hundred Thousand Dollars ($800,000) payable on or before January 31, 2019; (iii) Three Million Dollars ($3,000,000) payable on or before February 28, 2019; (iv) One Million Dollars ($1,000,000) payable on or before May 31, 2019; and, (v) Six Million Dollars ($6,000,000) payable on or before September 30, 2019 (the “Incremental Payments”), plus accrued interest then to date.

3.       Purpose of Loan. With this obligation Debtor is recognizing sums owed in connection with the purchase, from the Lender, of stock in the Corporation, as evidenced by the Purchase Agreement , pursuant to which Lender has sold to Debtor [3,200,000_____] shares of the Corporation’s issued and outstanding common stock (the “ Shares”). Debtor warrants and represents to Lender that this loan is for business and commercial purposes.

4.       Grant of Security Interest. Debtor hereby grants to Lender or its Agent (for the benefit of the Lender) as security for the prompt and complete payment, observance and performance of the Note, a security interest in all of Debtor’s right, title and interest in and to the Shares, to be held by Debtor or its assigns, including but not limited to any trust, and, without limitation, interest, dividends, distributions, cash, instruments, debt or equity securities and/or proceeds specifically arising from this stock interest, receivable or otherwise distributed (“Collateral”). Debtor shall assist Lender to (i) perfect a security interest and to execute and deliver Uniform Commercial Code (“UCC”) financing statements; (ii) register Collateral to Lender or its Agent , and (iii) take such other steps as Lender or Agent may, from time to time, reasonably request to (i) perfect Lender’s or Agent’s security interest or (ii) pledge the Collateral , including taking physical possession of share certificates pursuant to Article 8 of the Delaware UCC.

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5.       Representations and Warranties. Debtor warrants and represents that it has the right, power and authority to execute, deliver and perform this Note, to incur this obligation, and to grant to Lender or its Agent security interests in the Collateral. No consent, approval, or authorization of, or declaration of filing with any governmental authority, and no consent of any other person, is required in connection with Debtor’s execution, delivery, and performance of this Note and related documents, except for those already duly obtained. All transaction documents have been duly executed and delivered by Debtor and constitute a legal, valid and binding obligation of Debtor enforceable against it in accordance with its terms. Debtor is the sole, direct, legal and beneficial owner of the entirety of the security interest granted to Lender or its Agent pursuant to this Note. It is understood and agreed that, until such time as the indebtedness subject of this Note has been paid in its entirety, Lender shall be entitled to nominate one individual to serve as an “observer” of the Debtor’s Board of Directors.

6.       Default. In the event any Incremental Payment (other than that due on or before September 30, 2019) is not paid when due, and said default is not cured within fifteen (15) days of the date upon which such Incremental Payment is due, the Lender, in its sole discretion, shall have the option to increase the amount due from Debtor in respect of such Payment, and any future Incremental Payment(s), by a factor of Seven Percent (7%), as provided for in Article 1 of the Purchase Agreement. In the event Debtor fails to tender payment in full to Lender in respect of the Incremental Payment due on or before September 30, 2019, Debtor shall forfeit its right to purchase the Shares subject of that allocation (amounting, in the aggregate, to 1,600,000 Shares), and Lender shall be entitled to “claw back” (or secure and obtain the return from Debtor) Fifty Percent (50%) of any and all Shares theretofore acquired by Debtor (amounting, in the aggregate, to 800,000 Shares) as liquidated damages. In that event, Debtor’s share certificate shall be returned by Debtor to Lender for reissuance, failing which Lender shall be entitled to automatically adjust Debtor’s ownership interest in the Shares on the books of the Corporation.

7.       Waiver of Default. No waiver by Lender of any default shall be effective unless in writing, nor operate as a waiver of any other default or of the same default in the future.

8.       Change of Address. Debtor will immediately notify Lender in writing of any change of address from that shown herein.

9.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, disregarding any rules relating to the choice or conflict of laws.

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10.       Enforceability. The unenforceability of any specific provision hereof shall not affect the validity of any other provision hereof.

11.       Binding Agreement. All obligations of Debtor hereunder shall bind the heirs, legal representatives, successors and/or assigns of Debtor. .. All rights of Lender hereunder shall inure to the benefit of its successors and assigns.

12.       Assignment. Neither party may assign this Note without the prior written permission of the other, which shall not be unreasonably withheld, except upon Debtor’s sale of substantially all of its assets or stock resulting in a change of control of Debtor.

13.       Entire Agreement. This Note, together with the Purchase Agreement, constitutes the entire agreement between and among the parties with respect to the subject matter hereof. There are no verbal understandings, agreements, representations or warranties not expressly set forth herein. The Note shall not be changed orally, but only by writing signed by Debtor and Lender.

14.       DEBTOR ACKNOWLEDGES ALL OF THE TERMS AND CONDITIONS OF THIS PROMISSORY NOTE. BY EXECUTION HEREOF, THE UNDERSIGNED OFFICER OF THE DEBTOR HEREBY CERTIFIES THAT HE IS DULY AUTHORIZED TO EXECUTE THIS PROMISSORY NOTE ON BEHALF OF THE DEBTOR IN THE CAPACITY STATED BELOW.

Executed January __, 2019, at []

GENEREX BIOTECHNOLOGY CORPORATION (DEBTOR)

By: ____________________________

Name:_____________________________

Its: ____________________________

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